UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

MICHAEL BAKER CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-6627

Pennsylvania	25-0927646
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 3.03 Material Modifications to Rights of Security Holders.

The Board of Directors (the “Board”) of Michael Baker Corporation (the “Company”) approved Amendment No. 2, dated as of March 30, 2012 (the “Amendment”), to the Rights Agreement, dated as of November 16, 1999, as amended (the “Rights Agreement”), between the Company and American Stock Transfer and Trust Company, LLC, as rights agent, pursuant to the authority granted to the Board in Section 27 of the Rights Agreement. Pursuant to the Amendment, the Final Expiration Date of the Rights Agreement has been amended to March 30, 2012 and, as a result, rights issued pursuant to the Rights Agreement will expire as of the close of business on March 30, 2012 unless the rights thereunder are redeemed earlier.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

On April 2, 2012, the Company issued a press release announcing the Amendment to the Rights Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amendment No. 2, dated as of March 30, 2012, to the Rights Agreement, dated as of November 16, 1999, as amended, by and between Michael Baker Corporation and American Stock Transfer and Trust Company, LLC, as rights agent

99.1	Press release dated April 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 2, 2012

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
Name: H. James McKnight
Title: Executive Vice President, Corporate Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 2, dated as of March 30, 2012, to the Rights Agreement, dated as of November 16, 1999, as amended, by and between Michael Baker Corporation and American Stock Transfer and Trust Company, LLC, as rights agent

99.1	Press release dated April 2, 2012.